3027 TOWNSGATE ROAD • SUITE 300 WESTLAKE VILLAGE • CA • 91361 805-418-5006 • WWW.ARCUTIS.COM September 1, 2023 John Smither 3355 Hampton Court Thousand Oaks, CA 91362 RE: Employment with Arcutis Biotherapeutics, Inc. Dear John: This employment letter sets forth the terms and confirms your employment with Arcutis Biotherapeutics, Inc., a Delaware Corporation (the “Company” or “Arcutis”). You will report to me, the Company’s Chief Executive Officer. If you accept this offer, you will commence employment with the Company on August 21, 2023, or such other date mutually agreed in writing between you and the Company (the date you actually commence employment with the Company, the “Effective Date”), and will be appointed as Interim Senior Vice President and Chief Financial Officer of the Company, and shall serve as the principal financial officer and principal accounting officer of the Company, effective August 31, 2023. 1. Work Location. The Company will allow you to work primarily from your home office. However, as Arcutis’ headquarters are located in the Los Angeles, California area, you will be expected to spend a reasonable amount of time at the Company’s headquarters. 2. Compensation. a) Salary. In this position, the Company will pay you a semi-monthly salary of twenty two thousand nine hundred sixteen dollars ($22,916), which is an annual base salary of five hundred fifty thousand dollars ($550,000) per year, payable in accordance with the Company’s standard payroll schedule (and pro-rated for any partial employment hereunder). Your pay will be periodically subject to adjustment pursuant to the Company’s policies as in effect from time to time and pro-rated for any partial employment hereunder. b) Bonus. You will be eligible to receive a cash incentive annual bonus with a target of forty percent (45%) of your base salary actually paid to you in an applicable plan year, with the possibility of up to sixty seven and one-half percent (67.5%) of your base salary, based upon the achievement of both corporate and personal goals. Any annual bonus earned will be paid no later than March 15 th of the year following the year in which such bonus was earned and will be contingent upon your continued employment through end of the applicable bonus plan year. Please note that bonus programs, payouts and criterion are subject to change or adjustment as the business needs at the Company may require.

John Smither Offer of Employment Page 2 of 5 1 SEP 2023 c) Equity Awards. In connection with entering into this employment letter agreement, following the Effective Date and subject to your continued service through the applicable date of grant, the Company will recommend to the Board of Directors that it grant you: i. Stock Options. An option to purchase one hundred twenty-five thousand (125,000) shares of the Company’s common stock (the “Stock Option”) at a per-share exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant (the closing price of the Company’s common stock as reported on the Nasdaq Global Select Market on the date of grant). The shares subject to the Stock Option will vest and become exercisable at the rate of 2.0833% per month, so long as you remain employed by, or otherwise continue to provide services to, the Company through the applicable vesting date. Such vesting is subject to change at the discretion of the Compensation Committee. The Stock Option will otherwise be subject to the terms and conditions of the Company’s 2022 Employment Inducement Plan (the “Plan”) and a stock option agreement to be entered into between you and the Company. You may be eligible to receive such future stock options or restricted stock unit grants as the Board of Directors of the Company shall deem appropriate; however, the grant of such options or restricted stock units by the Company is not a promise of compensation and is not intended to create any obligation on the part of the Company. d) Withholdings. All forms of compensation paid to you as an employee of the Company shall be less all applicable withholdings. 3. Employee Benefits. You will be entitled to participate in employee benefit plans currently and hereafter maintained by the Company of general applicability to other employees of the Company subject to the eligibility requirements of each such benefit plan. The Company, in its sole discretion, may amend, suspend or terminate its employee benefits at any time, with or without notice. In addition, you will be entitled to paid vacation in accordance with the Company’s vacation policy, as in effect from time to time. We also acknowledge that you have entered, or will enter, into the Severance and Change in Control Agreement with the Company (the “Severance & Change in Control Agreement”). 4. Expenses. a) The Company will reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time. 5. Confidentiality Agreement. As an employee of the Company, you will have access to certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interests of the Company, you will need to sign the Company’s standard “Employee Invention Assignment and Confidentiality Agreement” as a condition of your employment. We wish to impress upon you that we do not want you to, and we hereby direct you not to, bring with you any confidential or proprietary material of any former employer or to violate any other obligations you may have to any former employer. During the period that you render services to the Company, you agree to not engage in any employment, business or activity that is in any way competitive with the business or proposed business of the Company. You will disclose to the Company in writing any other gainful employment, business or activity that you are currently

John Smither Offer of Employment Page 3 of 5 1 SEP 2023 associated with or participate in that competes with the Company. You will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. 6. No Conflicting Obligations. You understand and agree that by signing this letter agreement, you represent to the Company that your performance will not breach any other agreement to which you are a party, including, without limitation, any agreement currently in place between your current or past employers, and that you have not, and will not during the term of your employment with the Company, enter into any oral or written agreement in conflict with any of the provisions of this letter or the Company’s policies. You are not to bring with you to the Company, or use or disclose to any person associated with the Company, any confidential or proprietary information belonging to any former employer or other person or entity with respect to which you owe an obligation of confidentiality under any agreement or otherwise. The Company does not need and will not use such information and we will assist you in any way possible to preserve and protect the confidentiality of proprietary information belonging to third parties. Also, we expect you to abide by any obligations to refrain from soliciting any person employed by or otherwise associated with any former employer and suggest that you refrain from having any contact with such persons until such time as any non-solicitation obligation expires. 7. Outside Activities. While you render services to the Company, you agree that you will not engage in any other employment, consulting or other business activity without the written consent of the Company. In addition, while you render services to the Company, you will not assist any person or entity in competing with the Company, in preparing to compete with the Company or in hiring any employees or consultants of the Company. 8. General Obligations. As an employee, you will be expected to adhere to the Company’s standards of professionalism, loyalty, integrity, honesty, reliability and respect for all. You will also be expected to comply with the Company’s policies and procedures. The Company is an equal opportunity employer. 9. At-Will Employment. Employment with the Company is for no specific period of time. Your employment with the Company will be on an “at will” basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason. The Company also reserves the right to modify or amend the terms of your employment at any time for any reason. Any contrary representations which may have been made to you are superseded by this letter agreement. Further, your participation in ant stock option or benefit program is not to be regarded as assuring you of continuing employment for any particular period of time. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Company’s Chief Executive Officer. 10. Authorization to Work. Please note that because of employer regulations adopted in the Immigration Reform and Control Act of 1986, within three (3) business days of starting your new position you will need to present documentation demonstrating that you have authorization to work in the United States. 11. Arbitration and Class Action Waiver. You and the Company agree to submit to mandatory binding arbitration any and all claims arising out of or related to your employment with the Company and the termination thereof, including, but not limited to, claims for unpaid wages, wrongful termination, torts, stock or stock options or other ownership interest in the Company, and/or discrimination (including harassment) based upon any federal, state or local ordinance, statute, regulation or constitutional provision except that each party may, at its, his or her option, seek injunctive relief in court related to the improper use, disclosure or misappropriation of a party’s private, proprietary, confidential or trade secret information

John Smither Offer of Employment Page 4 of 5 1 SEP 2023 (collectively, “Arbitrable Claims”). Further, to the fullest extent permitted by law, you and the Company agree that no class or collective actions can be asserted in arbitration or otherwise. All claims, whether in arbitration or otherwise, must be brought solely in your or the Company’s individual capacity, and not as a plaintiff or class member in any purported class or collective proceeding. Nothing in this Arbitration and Class Action Waiver section, however, restricts your right, if any, to file in court a representative action under California Labor Code Sections 2698, et seq. SUBJECT TO THE ABOVE PROVISO, THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS. THE PARTIES FURTHER WAIVE ANY RIGHTS THEY MAY HAVE TO PURSUE OR PARTICIPATE IN A CLASS OR COLLECTIVE ACTION PERTAINING TO ANY ARBITRABLE CLAIMS BETWEEN YOU AND THE COMPANY. This Agreement does not restrict your right to file administrative claims you may bring before any government agency where, as a matter of law, the parties may not restrict the employee’s ability to file such claims (including, but not limited to, the National Labor Relations Board, the Equal Employment Opportunity Commission and the Department of Labor). However, the parties agree that, to the fullest extent permitted by law, arbitration shall be the exclusive remedy for the subject matter of such administrative claims. The arbitration shall be conducted in Orange County, California through JAMS before a single neutral arbitrator, in accordance with the JAMS employment arbitration rules then in effect. The JAMS rules may be found and reviewed at http://www.jamsadr.com/rules-employment-arbitration. If you are unable to access these rules, please let me know and I will provide you with a hardcopy. The arbitrator shall issue a written decision that contains the essential findings and conclusions on which the decision is based. The arbitration provisions of this Agreement shall be governed by and enforceable pursuant to the Federal Arbitration Act. In all other respects for provisions not governed by the Federal Arbitration Act, this employment letter agreement shall be construed in accordance with the laws of the State of California, without reference to conflicts of law principles. 12. Entire Agreement. This employment letter agreement, once accepted, together with the Severance & Change in Control Agreement and the Employee Invention Assignment and Confidentiality Agreement, constitute the entire agreement between you and the Company with respect to the subject matter hereof and supersedes all prior offers, negotiations and agreements, if any, whether written or oral, relating to such subject matter. You acknowledge that neither the Company nor its agents have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this agreement for the purpose of inducing you to execute the agreement, and you acknowledge that you have executed this agreement in reliance only upon such promises, representations and warranties as are contained herein. 13. Acceptance. If you decide to accept our offer, and I hope you will, please sign the enclosed copy of this letter in the space indicated and return it to me. Your signature will acknowledge that you have read and understood and agreed to the terms and conditions of this offer letter and the attached documents, if any. Should you have anything else that you wish to discuss, please do not hesitate to call me. We look forward to the opportunity to welcome you to the Company. [SIGNATURE PAGE FOLLOWS]

John Smither Offer of Employment Page 5 of 5 1 SEP 2023 This letter agreement supersedes and replaces any prior understandings or agreements, whether oral, written or implied, between you and the Company regarding the matters described in this letter. This letter will be governed by the laws of California, without regard to its conflict of laws provisions. Very truly yours, ARCUTIS BIOTHERAPEUTICS, INC. /s/ Todd Franklin Watanabe By: Todd Franklin Watanabe Title: President and Chief Executive Officer ACCEPTED AND AGREED: John Smither /s/ John Smither Signature Date: September 6, 2023 [Signature Page to Employment Letter Agreement]